UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2016, ZELTIQ Aesthetics, Inc. (the “Company”), entered into that certain Office Lease (the “Lease”), between SFI Pleasanton, LLC, a Delaware limited liability company, as landlord (“Landlord”), and the Company, as tenant, for approximately 109,791 rentable square feet of space in a building (the “Building”) located at 4410 Rosewood Drive, Pleasanton, California 94588 (the “Leased Premises”). The Leased Premises shall specifically consist of (a) approximately 71,670 rentable square feet of space comprising the entire first (1st) floor and second (2nd) floor of the Building (the “Phase I Premises”) and (b) approximately 38,121 rentable square feet of space comprising the entire third (3rd) floor of the Building. The Company intends to use the Leased Premises as its new principal executive offices. The initial term of the Lease shall run for approximately eleven (11) years commencing on the earlier to occur of (i) the date upon which the Company first commences to conduct business in the Phase I Premises and (ii) September 1, 2016 (the “Commencement Date”), and terminating on the day immediately preceding the eleventh (11th) year anniversary of the Commencement Date (or if the Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the eleventh (11th) year anniversary of the Commencement Date occurs) (the “Initial Term”), unless the Lease is terminated sooner as provided in the Lease. Assuming a Commencement Date of September 1, 2016, the approximate aggregate base rent due over the Initial Term of the Lease will be approximately $43,458,074.53. Additionally, the Company has two (2) options to extend the Lease for a period of five (5) years each, on all of the same terms and conditions as the Lease, except that the base rent for each option term shall be the equal to the “Fair Market Rent” as more particularly described in the Lease. In addition to the Company’s obligations to pay the base rent under the Lease, the Company shall also pay “Tenant’s Share” (as defined in the Lease) of the annual “Direct Expenses” (as defined in the Lease) which are in excess of the amount of Direct Expenses applicable to calendar year 2017.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease. The Company intends to file a copy of the Lease as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: May 13, 2016	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary